UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2021

Decibel Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40030	46-4198709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Boylston Street, Suite 500 Boston, Massachusetts		02215
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 370-8701

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	DBTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2021, in accordance with the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Decibel Therapeutics, Inc. (the “Company”), the Board elected William H. Carson, M.D., as a Class III director to serve on the Board, until the Company’s 2024 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Dr. Carson will also serve as the chair of the Board. The Board has determined Dr. Carson is an “independent” director under applicable U.S. Securities and Exchange Commission (“SEC”) and Nasdaq Marketplace Rules. Dr. Carson has not been appointed to serve on any committees of the Board.

Dr. Carson will receive compensation for his service as the chair of the Board and as a non-employee director in accordance with the Company’s director compensation program, including an automatic grant upon his election of a nonqualified stock option to purchase 20,000 shares of the Company’s common stock at an exercise price equal to $8.42 per share, the closing price of the Company’s common stock on the date of grant, which option will vest and become exercisable in equal monthly installments over the next three years, subject to Dr. Carson’s continued service. Dr. Carson will also be entitled to receive annual cash retainers for his service as chair of the Board and as a director, plus additional cash compensation if he is appointed to a Board committee, and annual equity grants in accordance with the director compensation policy.

There are no arrangements or understandings between Dr. Carson and any other persons pursuant to which he was selected as a director. Dr. Carson has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Dr. Carson and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Carson will enter into the Company’s standard form of indemnification agreement. The form of the indemnification agreement was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECIBEL THERAPEUTICS, INC.

Date: June 3, 2021	By:	/s/ Laurence Reid
		Name:	Laurence Reid, Ph.D.
		Title:	President and Chief Executive Officer